SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               January 12, 2001

                                 Veritec, Inc.
             (Exact name of registrant as specified in its charter)

   Nevada                        0-15113                 95-3954373
State or other          (Commission File Number)            IRS
Jurisdiction                                             Employer
of incorporation)                                     Identification
                                                         Number)

   1000 Boone Avenue North, Suite 110, Golden Valley MN     55427
  -----------------------------------------------------   ----------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                               763-525-8470
           ----------------------------------------------------
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


ITEM FIVE: OTHER EVENTS
                               CORPORATE OFFICERS

Effective October 15, 2000 Mr. Carl Anselmo has resigned as Interim President of Veritec Inc.

On that date the board of directors has appointed Ms. Van Tran as President of Veritec Inc. Ms. Van Tran will retain her position as CEO of the company.

On November 15, 2000 Mr. Miles Finn was appointed Chief Operating Officer of the corporation. He is responsible for the day to day operations of the company.

Mr. Finn has a background in advanced medical technology and marketing. He earned a Ph.D. in physics from University of Minnesota, holds several patents and most recently was Director of Sales and Marketing for Clarus Medical LLC.

Mr.  Michael  Christian  has  been  appointed  as  Chief  of  Engineering.   His
responsibilities include providing engineering support to the company and its customers.

                                 OTHER MATTERS

On December 1, 2000 Mathews Group paid the indebtedness of Veritec Inc. to the Gant Group. This payment released all liens against the assets of Veritec Inc held by the Gant Group as security for the debt.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Veritec Inc.                      (Registrant)

January 12, 2001              By: /s/ Ms Van Tran
                              ---------------------------------
                                      Ms Van Tran, CEO